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                                                            Exhibit 10.33




                                  SUBLEASE AGREEMENT


     Sublease Agreement made as of August 11, 2004, between Employers Insurance Company of Wausau, a Wisconsin corporation (f/k/a Employers Insurance of Wausau A Mutual Company) having a place of business c/o Liberty Mutual Insurance Company, 175 Berkeley Street, Boston, Massachusetts 02117 ("TENANT"), and Clayton GRP, Inc., a Delaware corporation having a usual place of business at 2 Corporate Drive, 8th Floor, Shelton, Connecticut 06484 ("SUBTENANT"). This Sublease Agreement shall be referred to herein as the "SUBLEASE".

     Whereas, by a lease dated December 11, 1996, as amended by that certain First Amendment to Office Lease dated April 28, 1997 (the "FIRST AMENDMENT") (such lease, as it has been or may be further amended, and including any rules or regulations that have been or may be promulgated thereunder, being referred to herein as the "MAIN LEASE", a copy of which Main Lease is attached hereto as EXHIBIT A), Glenborough Properties, L.P., a New York Stock Exchange public company, as successor in interest to Opus South Corporation, a Florida corporation ("LESSOR") leased certain space (the "TENANT'S PREMISES") in the office complex located at 13101 Telecom Drive, Tampa Telecom Park, Temple Terrace, Florida (the "OFFICE COMPLEX"), to Tenant for a term commencing on or about July 17, 1997, and ending on August 31, 2007, in accordance with the Preamble and Article I of the Main Lease; and

     Whereas, Tenant has agreed to sublease to Subtenant, pursuant to the provisions of this Sublease, an area comprising approximately 11,306 rentable square feet of space, and more particularly shown on the plan attached hereto as EXHIBIT B (such subleased portion of the Tenant's Premises being referred to herein as the "PREMISES") within a portion of the Tenant's Premises consisting of 79,393 rentable square feet located within the Office Complex. Tenant and Subtenant agree that the recitals above are true and correct as of the date hereof.

     Now, therefore, it is agreed between the parties hereto as follows:

     1. AGREEMENT TO SUBLEASE FOR TERM. Tenant hereby subleases to Subtenant, and Subtenant hereby takes and subleases from Tenant, the Premises for a term beginning on the day following Subtenant's receipt of a copy of the executed Consent (as defined in Section 40 below) from Tenant by facsimile or as otherwise set forth in Section 34 below (the "COMMENCEMENT DATE") and ending at 11:59 p.m. on August 30, 2007. As used in this Sublease, the term "Tenant's Work" shall mean carpet cleaning and replacing broken ceiling tiles in the Premises and painting the interiors walls of the Premises by Tenant. Except for Tenant's Work, Tenant shall have no obligation to perform any work to prepare the Premises for Subtenant's occupancy of the Premises and except for Tenant's Work, Subtenant shall accept the Premises in AS IS condition. In the event the Consent is not effective as of the date forty-five (45) days from the date of this Sublease, then Subtenant or Tenant shall have the right to terminate this Sublease upon fifteen (15) days prior written notice to the other provided that the Consent is not effective within such fifteen (15) day period. Upon such termination, Tenant shall return all sums paid by Subtenant upon the execution of this Sublease, and, upon such return and except as otherwise expressly provided herein, this Sublease shall terminate and the parties shall have no further recourse against each other in connection with this Sublease.


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     2. INCORPORATION OF MAIN LEASE.

     a. Subtenant acknowledges that is has had a complete opportunity to review the Main Lease. Except as otherwise expressly provided in this Sublease, the provisions of the Main Lease are incorporated into and made a part of this Sublease as they relate to the Premises and also to the Office Complex and any land on which the Office Complex is located (the "LAND" and, together with Office Complex, the "PROPERTY") which serve or are available to occupants of the Premises pursuant to the Main Lease. The provisions of the Main Lease which are so incorporated into this Sublease pursuant to the preceding sentence shall, coincident with their incorporation, be amended so that references in the Main Lease to "Lessor" and "Lessee" shall be deemed to refer in this Sublease to Tenant and Subtenant, respectively, unless the context indicates that such amendment should not be made or such amendment would have an illogical effect on the provision being so amended. All uses of the term "Sublease" in this Sublease shall be regarded as referring to this Sublease, into which the Main Lease has been to incorporated. Subtenant hereby covenants to Tenant and, if Lessor has consented to this Sublease, to Lessor that, except as may be otherwise expressly provided in this Sublease, Subtenant assumes, is bound by, shall comply with, and shall faithfully perform all of the obligations of Tenant (as tenant) arising from and after the date of this Sublease under the Main Lease that are incorporated into this Sublease. The relationship between, and rights of, Subtenant and Tenant shall, except as may be otherwise expressly provided in this Sublease, be governed by the Main Lease, and, without limiting the generality of the foregoing, Tenant shall have all of the rights granted to Lessor under the Main Lease and be entitled to exercise such rights with respect to the enforcement of the provisions of this Sublease and the termination of this Sublease.

     b. Notwithstanding any of the foregoing provision of this Sublease to the contrary, the following provision of the Main Lease are not incorporated into or made a part of this Sublease:

Page 1 of the Main Lease;
ARTICLE I -- Base Rent (as amended by the First Amendment);
ARTICLE II -- Additional Rent (as amended by the First Amendment);
ARTICLE IV -- Possession of Premises;
ARTICLE VIII -- Alterations and Improvements (last paragraph only);
ARTICLE X -- Assignment and Subletting;
ARTICLE XIII -- Surrender of Premises (last paragraph only);
ARTICLE XVI (A) and (C) -- Miscellaneous;
ARTICLE XXI -- Tenant Improvements;
ARTICLE XXII -- Base Building;
ARTICLE XXIII -- Option to Renew;
ARTICLE XXIV -- Expansion Space Construction (as amended by the
First Amendment);
ARTICLE XXVI -- Arbitration;
ARTICLE XXVIII -- Signage;
ARTICLE XXIX -- Parking;
ARTICLE XXX -- Early Occupancy Rent;
ARTICLE XXXI -- Inspection of Books and Records;
ARTICLE XXXII -- Additional Provisions Regarding Assignment and Subletting;
ARTICLE XXXIII -- Property Acquisition Contingency;


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ARTICLE XXXIV -- Confirmation of Occupancy Date and Base Rent Commencement
Date;
ARTICLE XXXVII -- Tenant's Offset Rights;
ARTICLE XXXVIII -- Quiet Enjoyment;
ARTICLE XXXIX -- Self Insurance;
ARTICLE XL -- Rooftop Antenna or Dish;
ARTICLE XLI -- Lessee's Termination Option;
ARTICLE XLII -- Carpet Cleaning; and
Sections 4, 5, 6, 7, 10, 11 and 13 of First Amendment

     3. SUBORDINATION TO MAIN LEASE AND CONFLICTS. Notwithstanding any other provisions of this Sublease to the contrary, this Sublease, and the interest of Subtenant in the Premises under this Sublease, shall in all respects be subject and subordinate to all of the provisions of the Main Lease. To the extent that any provision of this Sublease modifies or differs from any of the provisions of the Main Lease, the provisions of this Sublease shall be controlling, provided, however, that if any provision of this Sublease violates the Main Lease, or asserts authority in one of the parties beyond the authority provided to such party by the Main Lease, the provisions of the Main Lease shall be deemed to limit the provisions hereof. Nothing in this section shall, however, be deemed to confer upon Subtenant any greater rights than those set forth in this Sublease or to limit any of Subtenant's obligations under this Sublease. All of the rights granted to Subtenant under this Sublease are limited to the extent that Tenant has reserved those rights in the Main Lease. Tenant is hereby vested with full power and authority to subordinate Subtenant's interest in the Premises under this Sublease to any mortgage, deed of trust, ground or underlying lease, or other lien or interest hereafter placed on the Premises, and Subtenant shall, upon demand by Tenant, execute such further instruments to effect such subordination as Tenant may request. Upon Subtenant's failure to execute any such instrument, Tenant may execute any such instrument on Subtenant's behalf and Subtenant hereby irrevocably appoints Tenant as Subtenant's attorney in fact coupled with an interest for such purpose.

     4. TERMINATION OF MAIN LEASE AND SUBLEASE. If this Sublease has not previously terminated by its terms, this Sublease shall terminate upon the termination of the Main Lease. If the Main Lease shall terminate for any reason during the term of this Sublease, this Sublease shall simultaneously terminate on the date of such termination of the Main Lease with the same force and effect as if such termination date had been specified herein as the termination date hereof.

     5. RENT.

     a. Except as otherwise expressly provided in this Sublease, commencing on and as of the Commencement Date, and continuing throughout the term of this Sublease, Subtenant shall pay to Tenant, as rent, base rent (the "BASE RENT") in accordance with the schedule set forth below as part of this subsection. Unless Tenant instructs Subtenant otherwise in writing, Subtenant shall make such payments in advance on or before the first (1st) day of the month. Subtenant shall make such payments without notice, demand, abatement, deduction, counterclaim, or setoff.


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                              BASE RENT SCHEDULE

                                    Base Rent per   Annual Base      Monthly
Period                                  r.s.f.         Rent        Installment
Commencement Date--August 31, 2005...  $11.00       $124,366.00     $10,363.83
September 1, 2005--August 31, 2006...  $12.00       $135,672.00     $11,306.00
September 1, 2006--August 30, 2007...  $13.00       $146,978.00     $12,248.17

Notwithstanding the foregoing, Subtenant shall be entitled to an abatement of Base Rent for sixty (60) days following the Commencement Date.

     b. Electrical service supplied to the Premises for normal office usage is included as part of Base Rent. In the event Subtenant shall use electricity in excess of normal office usage, as reasonably determined by Tenant, Subtenant shall pay to Tenant the cost of such excess service within thirty (30) days after Tenant has delivered to Subtenant an invoice therefor. As used in this subsection 5(b), "normal office usage" shall mean usage of electricity by Subtenant as the same occupant density as in Tenant's Premises and for office operations and equipment substantially similar to Tenant's office operations and equipment. Tenant may determine the amount of such additional consumption by a survey of standard or average tenant usage of electricity in the Tenant's Premises performed by a reputable consultant selected by Tenant and reasonably approved and paid for by Subtenant.

     c. Under this Sublease, payments of Base Rent constitute payments of rent. Any other payments that are required to be paid by Subtenant to Tenant under this Sublease shall be deemed to be additional rent payable hereunder by Subtenant to Tenant, and shall, unless otherwise expressly provided in this Sublease, be due and payable on the later to occur of that date (i) which is ten (10) days after Subtenant's receipt of an invoice therefor from Tenant, or (ii) on which the next payment by Subtenant of Base Rent is due.

     d. The late payment provisions of the Main Lease shall apply to any payments that are deemed hereunder to be rent and that arrive later than the last day on which rent may be paid by Tenant under the Main Lease without incurring a late payment penalty or other charge of any kind under the Main Lease.

     e. Base Rent for the first month of the term shall be paid upon execution of this Sublease. If the term of this Sublease begins or ends on any day other than the first day of a calendar month, then all amounts to be paid by Subtenant to Tenant under this Sublease for the resulting fractions of a full calendar month shall be prorated on a per diem basis.

     f. Except as otherwise expressly provided in this Sublease, all payments to be made by Subtenant pursuant to this Sublease shall be made to Tenant in United States legal tender and addressed to Liberty Mutual Insurance Company,
Attn: Senior Manager, Financial Analysis, Corporate Real Estate, Mail Stop 01F, 175 Berkeley Street, Boston, Massachusetts 02116.

     6. DELIVERY OF POSSESSION AND ADJUSTMENT OF TERM. Notwithstanding any other provisions of this Sublease to the contrary, if for any reason whatsoever, Tenant is unable to deliver possession of the Premises to Subtenant on the Commencement Date with Tenant's Work


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complete, then (a) Tenant shall not be liable to Subtenant for any direct or indirect damages or expenses, including without limitation consequential damages, incurred by Subtenant which arise out of such inability to so deliver possession on the Commencement Date, (b) this Sublease shall remain in full force and effect, (c) the Commencement Date shall automatically be adjusted to the date on which Tenant delivers possession of the Premises to Subtenant with Tenant's Work complete, and (d) Tenant shall use reasonable efforts to deliver possession of the Premises to Subtenant on the earliest possible date. If the Commencement Date, as so adjusted, has not occurred by that date which is thirty (30) days following the effective date of the Consent, for any reason other than a Force Majeure (as hereinafter defined) or the actions or failure to act of Subtenant, Subtenant shall have the right to terminate this Sublease upon fifteen (15) days prior written notice to Tenant provided that the Premises are not delivered to Subtenant with Tenant's Work complete within such fifteen (15) days period. Upon such termination, Tenant shall return all sums paid by Subtenant upon the execution of this Sublease, and, upon such return and except as otherwise expressly provided herein, this Sublease shall terminate and the parties shall have no further recourse against each other in connection with this Sublease.

     7. USE OF PREMISES. Subtenant shall use the Premises for office purposes and for no other purpose, subject to all covenants and agreements set forth herein and in the Main Lease.

     8. PARKING. Tenant shall make available to Subtenant parking spaces available to Tenant under the Main Lease at the rate of five (5) spaces per 1,000 rentable square feet. All parking hereunder shall be on a non-reserved basis in common with others.

     9. SUBTENANT IDENTIFICATION. Tenant shall arrange, at Tenant's sole cost, for Subtenant's name to be included, in the Office Complex standard format, in the Office Complex directories maintained by Lessor for the identification of the Office Complex's occupants and at the entrance to Subtenant's suite. Any subsequent changes or alterations to such signage shall be at Subtenant's sole cost and expense.

     10. CONDITION OF PREMISES AND IMPROVEMENT WORK. Except for Tenant's Work, Subtenant takes the Premises in "as is" condition, and Tenant does not warrant or make any representation concerning the adequacy or sufficiency for Subtenant's present or future purposes of the Premises, the Office Complex, any improvements in or to the Premises or the Office Complex, any common areas in or appurtenant to the Office Complex, any equipment, facilities, fixtures, or furnishings in the Premises or the Office Complex, or the real estate of which the aforementioned items constitute a part. Subtenant shall be responsible, at its sole expense, for any improvement work that is may require on or relating to the Premises, including without limitation the construction of walls in or entrances to the Premises. Subtenant may not undertake any improvement work on or relating to the Premises, including without limitation any construction activities, except in compliance with this Sublease, and Subtenant shall in each instance perform such work only after having obtained both of the individual prior written consents of Tenant and Lessor, including to all plans, drawings, and specifications relating to such work.

     11. MAINTENANCE OF PREMISES. Subtenant shall, at its sole expense, keep the Premises and the equipment, facilities, fixtures, and furniture therein neat, clean, and in as good condition and repair as when Subtenant first was granted access to the Premises, reasonable wear


                                       5


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and tear and damage by casualty excepted, and shall perform, except as otherwise provided in Section 2(b) above, all obligations of Tenant under the Main Lease with respect to Subtenant's activities in and about the Premises and the Office Complex. Except as otherwise expressly provided in this Sublease, (a) Tenant shall not now or at any time in the future by required to make any expenditure whatsoever with respect to the Premises and does not assume any obligation to perform the terms, conditions, or covenants that are, under the Main Lease, to be performed by Lessor, and (b) if Lessor should fail to perform any of such terms, conditions, or covenants, Tenant shall be under no obligation or liability whatsoever to Subtenant arising out of such failure to perform by Lessor.

     12. TENANT'S OBLIGATIONS LIMITED. The Main Lease specifies certain obligations, representations, and warranties of Lessor thereunder. Notwithstanding the incorporation of the Main Lease into this Sublease as provided elsewhere herein or any other provisions of this Sublease to the contrary, (a) Tenant is not obligated to perform, or guarantee the performance by Lessor of, Lessor's obligations under the Main Lease, including Lessor's obligations pursuant to Article VI (Insurance) of the Main Lease, and Lessor's representations and warranties in the Main Lease are not to be considered the representations and warranties of Tenant under this Sublease, (b) Tenant shall have no liability for any damage, loss, claim, liability, or expense arising out of the failure of Lessor to perform its obligations under the Main Lease, the breach by Lessor of its representations and warranties under the Main Lease, the acts or omissions of Lessor, or any other circumstance or event beyond Tenant's control. Upon written notice from Subtenant to Tenant of Lessor's failure to so perform its obligations or of Lessor's breach of such representations and warranties, Tenant should notify Lessor to that effect and demand Lessor's performance or rectification of such breach. Tenant should have no further obligation beyond making demands as aforesaid. Tenant shall have no obligation to Subtenant for any default under this Sublease that results from the default or any other act of Lessor under the Main Lease. The performance by Tenant of its obligations hereunder shall be conditioned upon the performance by Lessor of its obligations under the Main Lease. In any circumstance in which Tenant's consent is required under this Sublease and Tenant has agreed herein not to unreasonably withhold or delay such consent, and in which a corresponding consent of Lessor is required pursuant to the Main Lease in order to avoid having the Tenant's consent constitute a breach of the Main Lease, then Tenant shall not be deemed to have unreasonably withheld or delayed its content if such corresponding consent of Lessor has not been obtained.

     13. NOTICE FROM LESSOR OF DEFAULT. If Tenant shall receive notice from Lessor of any default occurring under the Main Lease with respect to the Premises, or if there is a default by Subtenant hereunder, Tenant shall notify Subtenant of such default and provide Subtenant with a period from the date of such notification by Tenant in which to cure such default, which period shall be three (3) days for a monetary default and eight (8) days for a non-monetary default, provided however that if the nature of the non-monetary default is such that it cannot be cured within the eight (8) day period, no default shall be deemed to exist if Subtenant commences the curing of the default promptly within such eight (8) day period and thereafter diligently prosecutes the same to completion (but in no event shall such extended cure period exceed twenty-five (25) days from Tenant's notification). If any such default by Subtenant remains uncured after Tenant has given Subtenant notice and an opportunity to cure as aforesaid, Tenant shall have, in addition to any other rights and remedies available to Tenant, the right but not any obligation to cure such default and recover from Subtenant as additional rent all expenses,


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including without limitation reasonable attorneys' fees, incurred by Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law. In the event of such an uncured default by Subtenant, Tenant also shall have all rights afforded as a landlord at law and in equity under Florida law and all of the rights and remedies in its dealings with Subtenant as Lessor has under the Main Lease, including without limitation Article XIV of the Main Lease, in its dealings with Tenant in the event of a default by Tenant under the Main Lease. All damages and expenses, including without limitation reasonable attorneys' fees, incurred by Tenant in connection with any such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, shall be paid by Subtenant to Tenant, as additional rent hereunder, immediately upon Tenant's demand therefor. No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Sublease and/or the termination of Subtenant's right to possession of the Premises shall not relieve Subtenant of liability under any indemnity provisions of this Sublease as to matters occurring or accruing during the term of the Sublease or by reason of Subtenant's occupancy of the Premises.

     14. INSURANCE. Subtenant shall, at its sole expense, obtain and maintain insurance policies, issued by insurers acceptable to Tenant and authorized to do business in the State of Florida, which provide the types and amounts of insurance coverage that Tenant is required to obtain and maintain under the Main Lease (including without limitation the applicable waivers of subrogation). Tenant shall use the proceeds of such policies in the manner required of Tenant under the Main Lease. Subtenant shall name Tenant and Lessor as additional named insureds under all such policies. Such policies shall be primary and non-contributing with any insurance maintained by Tenant and shall provide that they shall not be canceled or modified without thirty
(30) days' prior written notice to Tenant. A certificate of the insurer evidencing the existence and amount of each of such required insurance policies shall be delivered by Subtenant to Tenant before the date on which Subtenant is first given access to or possession of the Premises, and thereafter within twenty (20) days after any written request from Tenant. With respect to each of such required insurance policies, Subtenant shall provide Tenant with proof of renewal or qualified replacement insurance policies at least ten (10) days before termination of the insurance policy that was previously in effect. All of such insurance policies shall be maintained throughout the term of this Sublease.

     15. COMPLIANCE WITH LAWS. Subtenant shall use the Premises only in a manner that is in compliance with all of the requirements with respect to the Premises which are imposed or issued by (a) governmental authorities that have jurisdiction over the Premises, and/or (b) insurance companies that have issued insurance policies covering the Premises and/or persons using or anticipated to use the Premises. Subtenant shall indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of Subtenant's failure to comply with this section.

     16. NO WASTE OR NUISANCE. Subtenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other action which may disturb the quiet enjoyment of any other tenant or occupant in the Office Complex.


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     17. HAZARDOUS WASTE. Subtenant's use of the Premises shall not involve or result in the use, generation, manufacturing, transportation, storage, handling, or disposal of, or the performance of any activity in connection with, any "hazardous substance" or "hazardous waste", as these terms are defined under federal, state, and local laws and regulations, of types or in quantities that (a) are not permitted under applicable laws and regulations, or (b) would, under such laws and regulations, subject Tenant or the Premises to any claim or liability, including without limitation any damages, penalties, or fines, or any liens on the Premises or the Office Complex or any part thereof. Subtenant shall indemnify Tenant and Lessor against, and hold Tenant and Lessor harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of any claim or charge made by federal, state or local government entities or private parties concerning violations and/or alleged violations of such laws and regulations or any related applicable court orders or common law which were caused or alleged to be caused by Subtenant or its officers, employees, contractors, agents, or invitees in connection with the use of the Premises by such party or parties.

     18. DEFAULT BY SUBTENANT. Subtenant shall do nothing that will subject the Main Lease to termination by Lessor under the provisions of the Main Lease. If Subtenant is in default under the provisions of the Main Lease, Tenant shall be entitled, but not obligated, to cure such default on behalf of and for the account of Subtenant, in which case all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, shall be paid by Subtenant to Tenant, as additional rent hereunder, immediately upon Tenant's demand therefor. By so curing any such default of Subtenant on behalf of and for the account of Subtenant, Tenant shall not be deemed to have waived any of its rights or released Subtenant from any of its obligations under this Sublease. Tenant shall, however, also be entitled to cure such default on its own account to preserve its interest in and under the Main Lease, and may terminate this Sublease by reason of such default of Subtenant if Subtenant does not pay to Tenant, as additional rent hereunder, all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, within ten (10) days after demand therefor. In the event that the Main Lease is terminated by Lessor by reason of Subtenant's default, Subtenant shall indemnify Tenant against, and hold Tenant harmless from, all damages and expenses that Tenant may become liable to pay under the Main Lease resulting from such default, plus all other expenses relating thereto, including without limitation reasonable attorneys' fees and the full expense (including the value of the work required to be done by Tenant's personnel) of relocating Tenant to new leased premises as a replacement for the Tenant's Premises, which new leased premises shall be at least equivalent to the Tenant's Premises in terms of size, quality of location, and quality of construction.

     19. TENANT'S RIGHT OF ENTRY. In addition to any right of entry to the Premises that Tenant may have under the provisions of the Main Lease, Tenant reserves the right to enter the Premises during regular business hours upon reasonable prior notice to Subtenant to determine whether Subtenant is in compliance with this Sublease. Subtenant shall indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of the delay or inability of Tenant in gaining such entry to the Premises which resulted from the actions of Subtenant or the functioning or malfunctioning of any equipment or other property installed on the Premises by


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Subtenant, including without limitation any security system. Subtenant releases Tenant and its officers, employees, contractors, agents, and invitees from any claim or liability for injury to persons (including without limitation death) or property damage arising out of the functioning or malfunctioning of any equipment or other property installed on the Premises, including without limitation any security system, unless due to the gross negligence or intentional misconduct of Tenant or its agents, employees or contractors.

     20. SUBLEASING, ASSIGNMENT, OR TRANSFER. Subtenant shall not have the right to sublease, assign, or transfer the Premises or any portion thereof, and shall not suffer or permit the Premises or any portion thereof to be subleased, assigned, or transferred by operation of law or otherwise.

     21. INDEMNIFICATION. Subtenant shall indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of (a) any claim by Lessor under the Main Lease arising from the act or omission of Subtenant and/or its officers, employees, contractors, agents, or invitees, and
(b) any claim for injury to persons (including without limitation death) or property damage arising out of (i) the occupancy and use of the Premises by Subtenant and/or its officers, employees, contractors, agents, or invitees, and/or (ii) the use of any other area of the Tenant's Premises or Office Complex, including those areas to which Subtenant has been provided access pursuant to the terms and conditions of Section 43 of this Sublease, by Subtenant and/or its officers, employees, contractors, agents, or invitees. Subject to Subtenant's waiver of subrogation, Tenant shall indemnify
Subtenant against and hold Subtenant harmless from any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of injury to persons (including without limitation death) or property damage due to the gross negligence or intentional misconduct of Tenant within Tenant's Premises.

     22. TENANT NOT LIABLE. In no event shall Tenant or any of its officers, employees, contractors, agents, or invitees be liable for any damage, loss, claim, liability, or expense sustained by Subtenant or any of its officers, employees, contractors, agents, or invitees (or anyone claiming through them or on their behalf) resulting directly or indirectly from (a) any latent defect in the Premises or the Office Complex, or in any equipment, facilities, fixtures, or furniture located therein, or (b) any accident or other occurrence in or about the Premises or the Office Complex unless due to the gross negligence or intentional misconduct of Tenant or its agents, employees or contractors, or (c) any negligent acts or omissions of any owner, tenant, or other occupant of the Office Complex (other than Tenant with respect to its own activities on the Premises) or of any invitee or other person in the Office Complex. All property placed in the Premises by Subtenant or any of its officers, employees, contractors, agents, or invitees shall be so placed at the sole risk of such party, and Tenant shall have no liability whatsoever for any damage thereto unless due to the gross negligence or intentional misconduct of Tenant or its agents, employees or contractors.

     23. COVENANT OF QUIET ENJOYMENT. Tenant convenants that for so long as Subtenant makes timely payment of the Base Rent and additional rent due under this Sublease and timely performs all of Subtenant's other obligations under this Sublease, Subtenant may peaceably and quietly have, hold, and enjoy the Premises throughout the term (until and unless terminated) of this Sublease, subject to the other provisions of this Sublease, provided, however, that Subtenant


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


has no right, and by this Sublease is granted no right, to exercise any right to extend or renew the term or any right to expand the Premises which may be or have been granted by Lessor to Tenant under the Main Lease.

     24. SURRENDER OF PREMISES. Unless otherwise instructed by Tenant at least thirty (30) days prior to the termination of the term hereof, Subtenant shall at its own expense and before the end of the term hereof (a) remove the demountable walls shown on EXHIBIT D attached hereto and all fixtures, equipment, partitions, and other improvements to the Premises installed by Subtenant which can be removed without materially damaging the Premises, (b) remove all alterations and improvements to the Premises installed by Subtenant which were not consented to by Tenant and/or Lessor (as the case may be) as required under this Sublease and the Main Lease, (c) remove all alterations and improvements to the Premises installed by Subtenant as requested by Tenant and/or Lessor (as the case may be) at the time that any plans for such work are approved by same, provided that such request shall not unreasonably be made, (d) repair all damage resulting from the initial installation or subsequent removal of the items specified in the three preceding clauses, and close all floor, ceiling, and roof openings caused by Subtenant, (e) restore any alterations or improvements to the Premises made by Tenant which were in existence on the Commencement Date to the condition in which such alterations or improvements existed on the Commencement Date, reasonable wear and tear and damage by casualty excepted, and (f) restore and surrender the Premises to Tenant in as good condition and repair as the Premises were in at the Commencement Date, reasonable wear and tear and damage by casualty excepted. All property of Subtenant remaining on the Premises after the termination of the term hereof shall be deemed to have been abandoned by Subtenant, provided, however, that if any such property so remains on the Premises and the removal of such property would impose an expense on Tenant, then, at Tenant's election, Tenant shall be entitled, but not obligated, to remove such property on behalf of and for the account of Subtenant, in which case all expenses so incurred by Tenant in connection therewith shall be paid by Subtenant to Tenant, as additional rent hereunder, immediately upon Tenant's demand thereof.

     25. HOLDING OVER BY SUBTENANT. If Subtenant (including without limitation any subtenant, successor or assignee of Subtenant) holds over and remains in possession of the Premises or any part thereof beyond the termination of the term of this Sublease, (a) unless and until Tenant and Subtenant have otherwise expressly agreed, such holding over shall under no circumstances be deemed to constitute a tenancy at will, a month-to-month tenancy, or any other form of tenancy, and, instead, such holding over shall be regarded as occurring over Tenant's objection, and Subtenant shall be (i) a trespasser without any right to occupy the Premises, (ii) a tenant at sufferance, or (iii) a holdover tenant, whichever is deemed by the law of the pertinent jurisdiction to hold the least rights to, or estate in, the Premises, (b) Subtenant shall pay to Tenant, as a charge for the occupancy of the Premises objected to by Tenant, an amount equal to (i) the combined total of the Base Rent and all other payments required under this Sublease, at the rates at which such payments were being made by Subtenant during the month immediately preceding the termination of the term of this Sublease, multiplied by (ii) one hundred fifty percent (150%) (provided, however, said one hundred fifty percent shall be reduced to one hundred twenty-five percent (125%) during the first sixty (60) days of any such holdover), and such payments shall be made on the same schedule and in accordance with the same procedures as were in effect concerning such payments prior to the commencement of such holding over, (c) in addition to and without limiting any other rights and remedies that Tenant may have on account of such holding over, Subtenant shall pay to Tenant all direct, indirect, and consequential damages, costs, and expenses incurred by Tenant as a result of such holding over, including without limitation any costs and expenses that Lessor charges to Tenant on account thereof (including without limitation the holdover amounts set forth in Article XIII of the Main Lease), and (d) indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorney's fees, arising out of such holding over.

     26. FIRE, CASUALTY, AND EMINENT DOMAIN. With respect to any damage or destruction by fire or other casualty, or any taking by eminent domain, the provisions of the Main Lease shall govern, and Tenant shall have the right, without Subtenant's consent, to make, in Tenant's sole discretion, whatever elections are provided to Tenant under the Main Lease. Notwithstanding the foregoing, if the Premises are partially or totally damaged by fire or other casualty, and to the extent that, pursuant to the terms of the Main Lease, Tenant receives a corresponding abatement applicable to the Premises, Subtenant shall receive an abatement of Rent corresponding to the abatement received by Tenant under the Main Lease and applicable to the portion of the Premises damaged.

     27. FORCE MAJEURE. This Sublease and the obligation hereunder of Subtenant to pay Base Rent and to perform under all other provisions of this Sublease shall in no way be affected, impaired, or excused because Tenant is unable to fulfill any of the obligations that, under this Sublease, are expressly or implicitly to be performed by Tenant if Tenant is delayed or prevented from so doing by reason of accident, inclement weather, fire, flood, strike, other labor dispute, war, act of God, act of government, or any other cause beyond the control of Tenant (such events being collectively referred to herein as a "FORCE MAJEURE").

     28. SECURITY DEPOSIT. Tenant acknowledges receipt from Subtenant of a security deposit in the amount of $12,248.17 (the "Security Deposit") to be held by Tenant during the term of this Sublease (including any extensions) as security for Subtenant's performance of its obligations hereunder, including without limitation the surrender of possession of the Premises to Tenant as herein provided, which Security Deposit shall be returned to Subtenant thirty
(30) days after the termination of this Sublease provided that there has been no default in Subtenant's performance of its obligations under this Sublease. In no instance shall the amount of the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Tenant in total or partial satisfaction of any obligation or default hereunder by Subtenant. The application of all or any part of the Security Deposit to any obligation or default of Subtenant under this Sublease shall not deprive Tenant of, or constitute a waiver by Tenant of, any other rights or remedies to which Tenant may be entitled.

     29. BROKER OR BROKERS. Each party represents and warrants to the other that it has dealt with no broker or agent in connection with this Sublease other than CB Richard Ellis, Inc. and CLW Real Estate Services Group, Inc., and each party covenants that it shall indemnify the other party against, and hold the other party harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of any breach by the party making such covenant of the foregoing representation and warranty. Tenant acknowledges and agrees that any broker's fees due to either or both of such agents shall be at the sole expense of Tenant pursuant to separate agreements, and only if, as, and when this Sublease is unconditionally executed and delivered by Tenant and Subtenant.

     30. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and legal representatives, provided, however, that this provision shall not operate to permit any subleasing, assignment, mortgage, lien, charge, or other transfer or encumbrance that is contrary to the provisions of this Sublease.

     31. SUBTENANT TO ATTORN TO LESSOR. In the event that the Main Lease is terminated for any reason other than the election by Tenant to terminate the Main Lease pursuant to any right of election possessed by Tenant under the Main Lease, then at Lessor's election Subtenant shall attorn to Lessor and this Sublease shall be deemed to be and shall become a direct lease between Lessor and Subtenant.

     32. TIME OF THE ESSENCE. Time is of the essence of each provision of this Sublease.

     33. INTERPRETATION OF INDEMNIFICATIONS. Except as otherwise expressly provided in this Sublease, any obligations of Subtenant to indemnify and hold harmless another party pursuant to the provisions of this Sublease and/or the Main Lease (insofar as this Sublease incorporates the Main Lease) shall be deemed and interpreted to be obligations in favor of both Tenant and Lessor and their respective successors and assigns.

    34. NOTICES. Unless otherwise expressly provided in this Sublease, any notice, demand, approval, or other communication required or permitted to be given hereunder shall be in writing and be deemed to have been sufficiently given for all purposes hereunder if hand delivered with written proof of delivery, mailed by U.S. Postal Service certified or registered mail with postage prepaid and return receipt requested, or sent via a reputable commercial overnight delivery service with shipment prepaid and written proof of delivery, and addressed to the parties at the addresses for each of them that are specified below, which addresses may be changed by the giving of notice as provided in this section:

     If to Tenant:         Liberty Mutual Insurance Company
                           Attn: Senior Manager, Financial Analysis
                           Corporate Real Estate, Mail Stop 01F
                           175 Berkeley Street
                           Boston, Massachusetts 02116


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


     If to Subtenant:      Before Commencement Date:
                           Clayton GRP, Inc.
                           2 Corporate Drive, 8th Floor
                           Shelton, Connecticut 06484
                           Attn: Brian Newman

                           After Commencement Date:
                           Clayton GRP, Inc.
                           2 Corporate Drive, 8th Floor
                           Shelton, Connecticut 06484
                           Attn: Brian Newman

     With a simultaneous copy to:

                           Bell, Boyd & Lloyd LLC
                           70 West Madison Street
                           Suite 3100
                           Chicago, Illinois 60602
                           Attn: Randy A. Bridgeman

     35. WAIVERS. No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach. The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

     36. SUBLEASE TERMINOLOGY. Except as otherwise expressly provided in this Sublease, capitalized terms used but not defined herein shall have the meanings assigned to them in the Main Lease. Wherever it is required by, or appears to be logically sensible in, the context of the language used in this Sublease, singular numbers and terms shall include the corresponding plural numbers and terms, masculine terms shall include the corresponding feminine and neuter terms, and the term "person" shall include "corporation", "company", "firm", "organization", "association", "entity", and analogous terms. Captions and headings in this Sublease are used for convenience of reference only, do not form a part of this Sublease, and shall not affect in any way the meaning or interpretation of this Sublease.

     37. INVALID PROVISIONS. If any provision of this Sublease, or the application of such provision to any party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable, (a) the remainder of this Sublease shall not be affected and shall remain in full force and effect, (b) such invalid provision or application shall be deemed to be stricken from this Sublease, and (c) the parties shall use good faith efforts to preserve the intent of this Sublease by substituting a reasonably comparable provision for the benefit of the party or parties that the invalid or unenforceable provision was intended to benefit.

     38. ENTIRE AGREEMENT. This Sublease constitutes the entire agreement between the parties as to the subject matter hereof and supersedes all prior agreements as the subject matter hereof. No statement, representation, promise, or inducement as to the subject matter hereof which is not included in this Sublease shall be binding upon the parties. This Sublease may not be amended, revised, extended, or otherwise modified except by a written instrument signed by Tenant and Subtenant.

     39. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Florida, except for the portion of such laws having to do with conflicts of laws.

     40. LESSOR'S CONSENT AS CONDITION PRECEDENT. This Sublease, and the rights and obligations of all parties hereto, are subject to the condition precedent that Lessor consent in writing to this Sublease ("Consent"), which Consent must be in form and substance satisfactory to Tenant in its sole discretion. Such Consent by Lessor may be provided either by its endorsement set forth as a part of this Sublease or in a separate document.

     41. AUTHORITY. Subtenant represents and warrants (a) that it is a valid existing corporation licensed to do business in the State of Florida and (b) that it has the power and authority to execute and deliver the Sublease and perform its obligations thereunder. Tenant represents and warrants (a) that it is a valid existing corporation licensed to do business in the State of Florida and (b) that it has the power and authority to execute and deliver the Sublease and perform its obligations thereunder.

     42. EXHIBITS. All Exhibits and attachments attached hereto are incorporated herein by this reference:

        EXHIBIT A -- Main Lease

        EXHIBIT B -- Plan of Premises

        EXHIBIT C -- Common Room

        EXHIBIT D -- Demountable Walls


     43. COMMON MEETING ROOMS. Subtenant shall be entitled to use the common break/meeting room, as shown on the plan attached as EXHIBIT C in accordance with the terms and provisions hereof and the Main Lease. Subtenant's use of the common break/meeting room shall be subject to availability in Tenant's sole discretion and shall be coordinated in advance with Tenant's designated representative responsible for programming of said common break/meeting room. Tenant shall coordinate use of the common break/meeting room in a non-discriminatory manner between Subtenant and other tenants of the Office Complex.

     44. DEFAULT BY LESSOR. If Lessor shall default in any of its obligations to Tenant with respect to the Premises, upon the written request of Subtenant, Tenant shall use commercially reasonable efforts to enforce Tenant's rights with respect to the Premises against Lessor, as requested in writing by Subtenant.

     45. MAIN LEASE. Tenant represents to Subtenant that as of the date hereof, to the best of Tenant's actual knowledge without prior investigation, the Main Lease is in full force and effect and Tenant has not received any notice of material default or breach of the Main Lease from Lessor.


                           [signatures on following page]

     Witness the execution hereof under seal as of the date first written above.


                                    SUBTENANT:

                                    CLAYTON GRP, INC.


                                    By: /s/ Brian C. Newman
                                        --------------------------------------
                                    Name: Brian C. Newman
                                    Title: Chief Financial Officer




                                    TENANT:

                                    EMPLOYERS INSURANCE COMPANY
                                    OF WAUSAU


                                    By: /s/ Michelle Goddard
                                        --------------------------------------
                                    Name: Michelle Goddard
                                    Title: Senior Manager, Financial Analysis



SEE ATTACHED FOR LANDLORD'S CONSENT TO SUBLEASE